UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada    89169
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On August 1, 2007, Boyd Gaming Corporation (the "Company") issued a press release announcing its financial results for the three and six months ended June 30, 2007 and other financial information. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2007, the Company's Board of Directors appointed Keith E. Smith, the Company's current President and Chief Operating Officer, as the Company's President and Chief Executive Officer, effective January 1, 2008. In addition, on the same date, the Company's Board of Directors appointed William S. Boyd, the Company's current non-executive Chairman and Chief Executive Officer, to a new position as the Executive Chairman and Paul J. Chakmak, the Company's current Executive Vice President, Chief Financial Officer and Treasurer, as the Company's Executive Vice President and Chief Operating Officer, each effective as of January 1, 2008. The Company intends to begin a search for Mr. Chakmak's successor in the near future.

William S. Boyd, 75, has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1988. A co-founder of California Hotel and Casino, Mr. Boyd has served as a director and President of that company since its inception in 1973 and has also held several other offices with that company. Mr. Boyd is the father of William R. Boyd and Marianne Boyd Johnson, who are both directors and officers of the Company.

Keith E. Smith, 47, has been President and a director of the Company since April 2005, and he has also served as the Chief Operating Officer of the Company since October 2001. Prior to being elected President, Mr. Smith served as the Company's Executive Vice President from May 1998. Mr. Smith joined the Company in September 1990 as Corporate Controller.

Paul J. Chakmak, 42, joined the Company in 2004 as Senior Vice President Finance and Treasurer. He was promoted to Executive Vice President and Chief Financial Officer in June 2006. Prior to joining the Company, Mr. Chakmak was employed by CIBC World Markets in various positions, the last of which was as managing director.

The Company has not yet determined the change in compensation for each Messrs. Boyd, Smith and Chakmak in their new positions which are effective January 1, 2008.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2007, the Company's Board of Directors approved an amendment to add Section 11.4 to Article 11 of the Company's bylaws, effective as of the same date, to clarify that the provisions of Sections 78.378 to 78.3793 of the Nevada Revised Statutes do not apply to certain transfers of the Company's common stock made in connection with estate planning matters or the operation of estate planed trusts or other related fiduciary instruments.

The foregoing description of the amendment to the Company's bylaws is qualified in its entirety by reference to the complete text of the amendment which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
3.1	Amendment to Bylaws
99.1	Press Release dated August 1, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2007	Boyd Gaming Corporation

/s/ Paul J. Chakmak Paul J. Chakmak Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
3.1	Amendment to Bylaws Also provided in PDF format as a courtesy.
99.1	Press Release dated August 1, 2007 Also provided in PDF format as a courtesy.